                         THE TRANSFER OF THIS WARRANT IS
                         RESTRICTED AS DESCRIBED HEREIN

                     NOT EXERCISABLE PRIOR TO JUNE __, 1997
              VOID AFTER 5:00 P.M. NEW YORK TIME, ON JUNE __, 2001

                                  BIGMAR, INC.

                   Warrant to Purchase Shares of Common Stock


                                                                  125,000 Shares

         THIS CERTIFIES that, for receipt in hand of $125.00 and other value received, [NAME AND ADDRESS OF HOLDER] (the "Holder"), is entitled to subscribe for, and purchase from, BIGMAR, INC., a Delaware corporation (the "Company"), upon the terms and conditions set forth herein, at any time or from time to time after June __, 1997, and before 5:00 P.M. New York time on June __, 2001 (the "Exercise Period"), 125,000 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), subject to adjustment as provided herein (the "Warrant Shares"), at a price of $_____ per share, subject to adjustment as provided herein (the "Exercise Price"). This Warrant is not redeemable by the Company. This warrant is the warrant or one of the warrants (collectively, including any warrant issued upon the exercise or transfer of any such warrants, in whole or in part, the "Warrants") issued pursuant to the Underwriting Agreement, dated June __, 1996, between the Company and the Holder, as representative of the several Underwriters named therein. This Warrant may not be sold, transferred, assigned or hypothecated until June __, 1997, except that it may be transferred, in whole or in part, at any time to (i) one or more officers of the Holder (who are either stockholders or employees), (ii) any successor to the Holder or the officers or partners of such successor, (iii) any purchaser of substantially all of the assets of the Holder, or (iv) by operation of law. As used herein, the term "Holder" shall include any transferee to whom this Warrant has been transferred in accordance with the immediately preceding sentence.

         1. Method of Exercise. This Warrant may be exercised during the Exercise Period, as to the whole or any lesser number of Warrant Shares, by the surrender of this Warrant (with the election at the end hereof duly executed) to the Company at its offices at 6660 Doubletree Avenue, Columbus, Ohio 43229 or at such other place as may be designated in writing by the Company, together with a certified or bank cashier's check payable to the order of the Company in an amount equal to the Exercise Price multiplied by the number of Warrant Shares for which this Warrant is being exercised. Notwithstanding the foregoing, in lieu of any cash payment required hereunder, the Holder of this Warrant shall have the right at any time during the Exercise Period to exercise the Warrant in full or in part by surrender of this Warrant (with the election at the end hereof duly executed) to the Company at its offices in exchange for the number of Warrant Shares equal to the product of (a) the number of Warrant Shares as to which the Warrant is being exercised multiplied by (b) a fraction, the numerator of which is the Current Market Price (as defined in Section 5(b) below) of the Common Stock less the Exercise Price and the denominator of which is the Current Market Price.

         2. Issuance of Certificates. Upon each exercise of the Holder's right to purchase Warrant Shares, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Warrant Shares shall not then have been actually delivered to the Holder. As soon as practicable after each such exercise of this Warrant, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, upon surrender of this Warrant for cancellation, the Company shall execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Warrant Shares (or portions thereof) subject to purchase hereunder.

         3. Recording of Transfer. Any Warrants issued upon the transfer or exercise in part of this Warrant shall be numbered and shall be registered in a Warrant Register as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration or transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Warrant shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by his or its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto. This Warrant may be exchanged, at the option of the Holder hereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares (or portions thereof), upon surrender to the Company or its duly authorized agent.

         4. Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the Warrants, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company covenants that all shares of Common Stock issuable upon exercise of this Warrant, upon receipt by the Company of the full payment therefor, shall be validly issued, fully paid, nonassessable and free of preemptive rights.

         5. Exercise Price Adjustments and Warrant Shares Issuable Upon Exercise. Subject to the provisions of this Section 5, the Exercise Price in effect from time to time and the number of Warrant Shares issuable upon exercise of the Warrants shall be subject to adjustment, as follows:

                  (a) In case the Company shall at any time after the date hereof (i) declare a dividend on the outstanding Common Stock payable in shares of its capital stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with the consolidation or merger of the Company with or into another corporation), then, in each case, the Exercise Price in effect, and the number of shares of Common Stock issuable upon exercise of the Warrants outstanding, at the time of the record date for such dividend or at the effective date of such subdivision, combination or reclassification, shall be proportionately adjusted so that the holder of the Warrants after such time shall be entitled to receive the same number and kind of shares which, if such Warrants had been exercised immediately prior to such time, such holders would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

                  (b) In  case  the  Company  shall  issue  rights,  options  or warrants to subscribe for or purchase Common Stock (or securities convertible into or exchangeable for, Common Stock) at a price per share (or having a conversion price per share, if a security is convertible into, or exchangeable for, Common Stock) less than the Current Market Price per share of Common Stock (as determined pursuant to Section 5(h) hereof) in effect immediately prior to the earlier of the issuance thereof or the record date therefor, then, effective immediately following the earlier of the issuance of such rights, options or warrants or the record date therefor, as the case may be, in each case, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to such issuance or record date, as the case may be, by a fraction, the numerator of which shall be the sum of (i) the total number of shares of Common Stock outstanding on such date, and (ii) the number of shares of Common Stock which the aggregate exercise, conversion or exchange price of the rights, options or warrants to be issued would purchase at such Current Market Price, and the denominator of which shall be the total number of shares of Common Stock outstanding on such date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible or exchangeable securities so to be offered are initially convertible or exchangeable). In case any subscription price may be paid for a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive absent manifest error. If any change shall occur in the price per share provided for in any of the options, rights or warrants referred to in this Section 5(b), or in the price per share or ratio at which the securities referred to in this Section 5(b) are convertible or exchangeable (in either case, other than changes in such prices or ratios arising pursuant to anti-dilution adjustments in such options, rights, warrants, convertible or exchangeable securities or the instruments pursuant to which they were issued, provided that such options, rights, warrants, convertible or exchangeable securities or instruments pursuant to which they were issued do not contain anti-dilution provisions any more favorable to the holder thereof than those contained herein), such options, rights or warrants or convertible or exchangeable securities, as the case may be, to the extent not theretofore exercised, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities.

                  (c) In case the Company shall sell or otherwise issue any shares of Common Stock for a consideration per share less than the Current Market Price (as determined pursuant to Section 5(h) hereof), then, in each case, the Exercise Price in effect immediately prior to such sale shall be adjusted to a price determined by multiplying the Exercise Price in effect immediately prior to such sale by a fraction the numerator of which shall be the sum of (i) the total number of shares of Common Stock outstanding immediately prior to such sale, and (ii) the number of shares of Common Stock that could be purchased at the Current Market Price in effect immediately prior to such sale or other issuance for the consideration received by the Company upon the sale or other issuance, and the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such sale; provided, however, that in no event shall the Exercise Price be adjusted pursuant to this computation to an amount in excess of the Exercise Price in effect immediately prior to such computation. For the purposes of any adjustment to be made in accordance with this Section 5(c), in case of the sale or other issuance of Common Stock for a consideration part or all of which shall be cash, the amount of the cash portion of the consideration therefor deemed to have been received by the Company shall be (i) the subscription price, if shares of Common Stock are offered by the Company for subscription, or (ii) the public offering price (before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services), if such securities are sold to underwriters or dealers for public offering without a subscription offering, or (iii) the gross amount of cash actually received by the Company for such securities in any other case, in each case, without deduction for any expenses incurred by the Company in connection with such transaction. In case of the sale of shares of Common Stock for a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive absent manifest error.

                  (d) In case the Company shall distribute to all holders of Common Stock (including any such distribution made to the stockholders of the Company in connection with a consolidation or merger in which the Company is the continuing corporation) evidences of its indebtedness, cash or assets (other than distributions and dividends payable in shares of Common Stock), then, in each case, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date for the determination of stockholders entitled to receive such distribution by a fraction, the numerator of which shall be the Current Market Price (as determined pursuant to Section 5(h) hereof) per share of Common Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive absent manifest error) of the portion of the evidences of indebtedness or assets so to be distributed, or the amount of such cash, applicable to one share of Common Stock, and the denominator of which shall be such Current Market Price per share of Common Stock. Such adjustment shall become effective at the close of business on such record date.

                  (e) In any case in which this Section 5 shall require that an adjustment in the number of Warrant Shares be made effective as of a record date for a specified event (an "Event"), the Company may elect to defer, until the occurrence of such Event, issuing to the Holder, if the Holder exercised this Warrant after such record date, the shares of Common Stock, if any, issuable upon such exercise over and above the number of Warrant Shares, if any, issuable upon such exercise on the basis of the number of Warrant Shares in effect prior to such adjustment; provided, however, that the Company shall deliver to the Holder an appropriate instrument evidencing the Holder's right to receive such additional shares upon the occurrence of the Event requiring such adjustment.

                  (f) Whenever  there shall be an adjustment as provided in this
Section 5, the Company shall, within five (5) business days thereafter, cause written notice thereof to be sent by registered mail, postage prepaid, to the Holder, at his or its address as it shall appear in the Warrant Register, which notice shall be accompanied by an officer's certificate setting forth the number of Warrant Shares issuable hereunder and the exercise price thereof after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

                  (g) The Company shall not be required to issue fractions of shares of Common Stock or other capital stock of the Company upon the exercise of this Warrant. If any fraction of a share would be issuable upon the exercise of this Warrant (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the Current Market Price of such share of Common Stock on the date of exercise of this Warrant.

                  (h) The "Current Market Price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the thirty (30) consecutive trading days immediately preceding the date in question. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the closing bid price regular way, in either case on the principal national securities exchange (including, for purposes hereof, the Nasdaq National Market(TM)) on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the highest reported bid price for the Common Stock as furnished by the National Association of Securities Dealers, Inc. (the "NASD") or a similar organization if the NASD is no longer reporting such information (including for purposes hereof Nasdaq). If on any such date the Common Stock is not listed or admitted to trading on any national securities exchange and is not quoted by The Nasdaq Stock Market, Inc. or any similar organization, the fair value of a share of Common Stock on such date, as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive absent manifest error, shall be used.

                  (i) No adjustment in the Exercise Price shall be required if such adjustment is less than $0.05; provided, however, that any adjustments which by reason of this Section 5 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 5 shall be made to the nearest cent. For purposes of any calculation pursuant to this Section 5, shares of Common Stock owned by, or held for the account of, the Company shall not be deemed outstanding for the purpose of any such computation.

                  (j) Upon each adjustment of the Exercise Price as a result of the calculations made in this Section 5, the Warrants shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares of Common Stock (calculated to the nearest hundredth) obtained by dividing (i) the product obtained by multiplying the number of shares of Common Stock purchasable upon exercise of the Warrants prior to any adjustment of the number of shares of Common Stock by the Exercise Price in effect prior to adjustment of the Exercise Price by (ii) the Exercise Price in effect after such adjustment of the Exercise Price.

                  (k) Notwithstanding anything to the contrary contained herein, no adjustment of the Exercise Price or in the number of shares of Common Stock issuable upon exercise of the Warrants shall be made as a result of, or in connection with, (i) the issuance of stock options pursuant to the stock option plans described in the Company's Registration Statement on Form S-1, Registration Number 333-3830, as being in existence as of the date hereof so long as the aggregate amount of Common Stock covered by all of such options does not exceed 350,000 shares; (ii) the issuance or sale of shares of Common Stock upon the exercise of options referred to in clause (i) above, and (iii) the issuance of any shares of Common Stock upon exercise of the Warrants pursuant to this Agreement.

         6. (a) Consolidations and Mergers. In case of any consolidation with, or merger of the Company with or into, another corporation, or in case of any sale, lease or conveyance to another corporation of all or substantially all of the property and assets of the Company (such actions being hereinafter collectively referred to as "Reorganizations"), there shall thereafter be deliverable upon exercise of this Warrant (in lieu of the number of shares of Common Stock theretofore deliverable) the kind and amount of shares of stock or other securities, cash or other property which would otherwise have been deliverable to a holder of the number of shares of Common Stock upon the exercise of this Warrant upon such Reorganization if this Warrant had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the Board of Directors of the Company, shall be made in the application of the provisions herein set forth with respect to the rights and interests of the Holder so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of this Warrant. Any such adjustment shall be made by, and set forth in, a supplemental agreement between the Company, or any successor thereto, and the Holder and shall for all purposes hereof conclusively be deemed to be an appropriate adjustment. The Company shall not effect any such Reorganization unless upon or prior to the consummation thereof the successor corporation, or if the Company shall be the surviving corporation in any such Reorganization and is not the issuer of the shares of stock or other securities or property to be delivered to holders of shares of the Common Stock outstanding at the effective time thereof, then such issuer shall assume by written instrument the obligation to deliver to the Holder such shares of stock, securities, cash or other property as the Holder shall be entitled to purchase in accordance with the foregoing provisions.

                  (b) In case of any reclassification or change of the shares of Common Stock issuable upon exercise of this Warrant, or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock, the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such reclassification, change, consolidation or merger by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such reclassification, change, consolidation or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 5.

                  (c) The above provisions of this Section 6 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases, or conveyances.

         7. Notice of Certain Events. In case at any time the Company shall propose:

                  (a) to pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or to make any other distribution to all holders of Common Stock; or

                  (b) to issue any rights, warrants or other securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants or other securities; or

                  (c) to effect any reclassification or change of outstanding shares of Common Stock or any consolidation, merger, sale, lease or conveyance of property, described in Section 6; or

                  (d) to effect any liquidation, dissolution or winding-up of the Company; then, and in any one or more of such cases, the Company shall give written notice thereof, by registered mail, postage prepaid, to the Holder at the Holder's address as it shall appear in the Warrant Register, mailed at least fifteen (15) business days prior to (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants or other securities are to be determined or, (ii) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution or winding-up is expected to become effective and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution or winding-up.

         8. Taxes. The issuance of any shares or other securities upon the exercise of this Warrant and the delivery of certificates or other instruments representing such shares or other securities shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder.

         9. Registration Rights. (a) If at any time during the period commencing on June __, 1997 and ending on June __, 2003, the Company shall file a registration statement (other than on Form S-4, Form S-8, or any successor form) with the Securities and Exchange Commission (the "Commission"), the Company shall give all the then holders of any Warrants or Warrant Shares (the "Eligible Holders") at least thirty (30) days prior written notice of the filing of such registration statement. If requested by any Eligible Holder in writing within thirty (30) days after receipt of any such notice, the Company shall, at the Company's sole expense (other than the fees and disbursements of counsel for the Eligible Holders and any underwriting discounts), register or qualify all or, at each Eligible Holder's option, any portion of the Warrant Shares of any Eligible Holder who shall have made such request, concurrently with the registration of such other securities, all to the extent requisite to permit the public offering and sale of the Warrant Shares through the facilities of all appropriate securities exchanges and the over-the-counter market, and will use its best efforts through its officers, directors, auditors and counsel to cause such registration statement to become effective as promptly as practicable.

                  (b) If, on any two occasions during the period commencing on June __, 1996 and ending on June __, 2000, the Company shall receive a written request from Eligible Holders who in the aggregate own (or upon exercise of all Warrants then outstanding would own) a majority of the total number of shares of Common Stock then included (or upon such exercises would be included) in the Warrant Shares (the "Majority Holders"), to register the sale of all or part of such Warrant Shares, the Company shall, as promptly as practicable, but in no event later than 60 days following the date of such request, prepare and file with the Commission a registration statement sufficient to permit the public offering and sale of the Warrant Shares through the facilities of all appropriate securities exchanges and the over-the-counter market, and will use its best efforts through its officers, directors, auditors and counsel to cause such registration statement to become effective as promptly as practicable; provided, that the Company shall only be obligated for all expenses (other than underwriting discounts) incurred by the Holders in connection with the first filing of the registration statement under this Section 9(b). Within five (5) business days after receiving any request contemplated by this Section 9(b), the Company shall give written notice to all the other Eligible Holders, advising each of them that the Company is proceeding with such registration and offering to include therein all or any portion of any such other Eligible Holders' Warrant Shares, provided that the Company receives a written request to do so from such Eligible Holders within thirty (30) days after receipt by them of the Company's notice.

                  (c) In the event of a registration pursuant to the provisions of this Section 9, the Company shall use its best efforts to cause the Warrant Shares so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as the Holder or such holders may reasonably request.

                  (d) The Company shall keep effective any registration or qualification contemplated by this Section 9 and shall, from time to time, amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document and communication for such period of time as shall be required to permit the Eligible Holders to complete the offer and sale of the Warrant Shares covered thereby. The Company shall in no event be required to keep any such registration or qualification in effect for a period in excess of nine (9) months from the date on which the Eligible Holders are first free to sell such Warrant Shares; provided, however, that, if the Company is required to keep any such registration or qualification in effect with respect to securities other than the Warrant Shares beyond such period, the Company shall keep such registration or qualification in effect as it relates to the Warrant Shares for so long as such registration or qualification remains or is required to remain in effect in respect of such other securities.

                  (e) In the event of a registration pursuant to the provisions of this Section 9, the Company shall furnish to each Eligible Holder such number of copies of the registration statement and of each amendment and supplement thereto (in each case, including all exhibits), such reasonable number of copies of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the Securities Act and the rules and regulations thereunder, and such other documents, as any Eligible Holder may reasonably request to facilitate the disposition of the Warrant Shares included in such registration.

                  (f) In the event of a registration pursuant to the provisions of this Section 9, the Company shall furnish each Eligible Holder of any Warrant Shares so registered with an opinion of its counsel (reasonably acceptable to the Eligible Holders) to the effect that (i) the registration statement has become effective under the Securities Act of 1933, as amended (the "Securities Act"), and no order suspending the effectiveness of the registration statement, preventing or suspending the use of the registration statement, any preliminary prospectus, any final prospectus or any amendment or supplement thereto has been issued, nor has the Commission or any securities or blue sky authority of any jurisdiction instituted or threatened to institute any proceedings with respect to such an order, (ii) the registration statement and each prospectus forming a part thereof (including each preliminary prospectus), and any amendment or supplement thereto, complies as to form with the Securities Act, and (iii) such counsel has no knowledge of any material misstatement or omission in such registration statement or any prospectus, as amended or supplemented. Such opinion shall also state the jurisdictions in which the Warrant Shares have been registered or qualified for sale pursuant to the provisions of Section 9(c).

                  (g) In the event of a registration pursuant to the provisions of this Section 9, the Company shall enter into a cross-indemnity agreement and a contribution agreement, each in customary form, with each underwriter, if any, and, if requested, enter into an underwriting agreement containing conventional representations, warranties, allocation of expenses and customary closing conditions, including, without limitation, opinions of counsel and accountants' cold comfort letters, with any underwriter who acquires any Warrant Shares.

                  (h) The Company agrees that until the later of (i) the period when all of the Warrants Shares have been sold under a registration statement or pursuant to Rule 144 under the Securities Act or (ii) June __, 2003, it shall keep current in filing all reports, statements and other materials required to be filed with the Commission to permit holders of the Warrant Shares to sell such securities under Rule 144.

                  (i) The Company will not, without the prior written consent of the Majority Holders, grant to any person the right to request the Company to register any securities of the Company.

                  (j) Notwithstanding the forgoing, if the Company shall not have filed a registration statement for the Warrant Shares within the time period specified in Section 9(b) hereof or the Company shall be in material breach of any other provision specified in this Section 9 or Section 5 hereof, the Company shall, upon written notice of the Holder, repurchase the Warrant at a price equal to the Current Market Price less the Exercise Price. Such repurchase shall be in immediately available funds and shall close within three
(3) business days after the Holder has provided the Company with a notice of election provided pursuant hereto.

         10. (a) Indemnification and Contribution. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each Eligible Holder, its officers, directors, partners, employees, agents and counsel, and each person, if any, who controls any such person within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all loss, liability, charge, claim, damage and expense whatsoever (which shall include, for all purposes of this Section 10, without limitation, attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced

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



or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), as and when incurred, arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading contained in (A) any registration statement, preliminary prospectus or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, relating to the sale of any of the Warrant Shares, or (B) any application or other document or communication (in this Section 10 collectively called an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to register or qualify any of the Warrant Shares under the securities or blue sky laws thereof or filed with the Commission or any securities exchange, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to such Eligible Holder by or on behalf of such person expressly for inclusion in any registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or (ii) any breach of any representation, warranty, covenant or agreement of the Company contained in this Warrant. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Warrant.

         If any action is brought against any Eligible Holder or any of its officers, directors, partners, employees, agents or counsel, or any controlling persons of such person (an "indemnified party") in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company of the institution of such action (but the failure so to notify shall not relieve the Company from any liability other than pursuant to this Section 10(a)) and the Company shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such indemnified party or parties) and the payment of expenses. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (I) the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, (II) the Company shall not have promptly employed counsel reasonably satisfactory to such indemnified party or (III) the parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to the Company, in any of which events such fees and expenses shall be borne by the Company, and the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. The Company shall not, without the prior written consent of each indemnified party that is not released as described in this sentence, settle or compromise any action, or permit a default or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, in respect of which indemnity may be sought hereunder (whether or not any indemnified party is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each indemnified party from all liability in respect of such action.

The Company agrees promptly to notify the Eligible Holders of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of any Warrant Shares or any preliminary prospectus, prospectus, registration statement or amendment or supplement thereto, or any application relating to any sale of any Warrant Shares.

                  (b) The Holder agrees to indemnify and hold harmless the Company, each director and officer of the Company who signs any registration statement covering Warrant Shares held by the Holder, each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, and its or their respective counsel, to the same extent as the foregoing indemnity from the Company to the Holder in
Section 10(a), but only with respect to statements or omissions, if any, made in any registration statement, preliminary prospectus or final prospectus, or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information furnished to the Company with respect to the Holder by or on behalf of the Holder expressly for inclusion in any such registration statement, preliminary prospectus or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against the Company or any other person so indemnified based on any such registration statement, preliminary prospectus or final prospectus, or any amendment or supplement thereto, or in any application, and in respect of which indemnity may be sought against the Holder pursuant to this Section 10(b), the Holder shall have the rights and duties given to the Company and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 10(a).

                  (c) To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 10(a) or 10(b) (subject to the limitations thereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Securities Act, the Exchange Act or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any director of the Company, any officer of the Company who signed any such registration statement, any controlling person of the Company, and its or their respective counsel), as one entity, and the Eligible Holders of the Warrant Shares included in such registration in the aggregate (including for this purpose any contribution by or on behalf of an indemnified party), as a second entity, shall contribute to the losses, liabilities, claims, damages and expenses whatsoever to which any of them may be subject, on the basis of relevant equitable considerations such as the relative fault of the Company and such Eligible Holders in connection with the facts which resulted in such losses, liabilities, claims, damages and expenses. The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Company or by such Eligible Holders, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission. The Company and the Holder agree

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



that it would be unjust and inequitable if the respective obligations of the Company and the Eligible Holders for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages and expenses (even if the Holder and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 10(c). In no case shall any Eligible Holder be responsible for a portion of the contribution obligation imposed on all Eligible Holders in excess of its pro rata share based on the number of shares of Common Stock owned (or which would be owned upon exercise of all Warrant Shares) by it and included in such registration as compared to the number of shares of Common Stock owned (or which would be owned upon exercise of all Warrant Shares) by all Eligible Holders and included in such registration. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 10(c), each person, if any, who controls any Eligible Holder within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and each officer, director, partner, employee, agent and counsel of each such Eligible Holder or control person shall have the same rights to contribution as such Eligible Holder or control person and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed any such registration statement, each director of the Company and its or their respective counsel shall have the same rights to contribution as the Company, subject in each case to the provisions of this
Section 10(c). Anything in this Section 10(c) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 10(c) is intended to supersede any right to contribution under the Securities Act, the Exchange Act or otherwise.

         11. Legend. Unless a current registration statement covering the Warrant Shares is in effect under the Securities Act, the Warrant Shares issued upon exercise of the Warrant shall bear the following legend:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
         AMENDED (THE "SECURITIES ACT").  SUCH SHARES MAY NOT BE
         OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE
         REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR AN
         EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT."


         12. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant (and upon surrender of any Warrant if mutilated), the Company shall promptly execute and deliver to the Holder thereof a new Warrant of like date, tenor and denomination.

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



         13. No Rights as Shareholder. The Holder of any Warrant shall not have, solely on account of such status, any rights of a shareholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

         14. Governing Law. This Warrant shall be construed in accordance with the laws of the State of New York applicable to contracts made and performed within such State, without regard to principles of conflicts of law.

         15. Modification of Agreement. This Warrant shall not otherwise be modified, supplemented or amended in any respect unless such modification, supplement or amendment is in writing and signed by the party against which enforcement of the same is sought.

         16. Consent to Jurisdiction. The Company irrevocably consents to the jurisdiction of the courts of the State of New York and of any Federal court located in such state in connection with any action or proceeding arising out of or relating to this Warrant, any document or instrument delivered pursuant to, in connection with or simultaneously with this Warrant, or a breach of this Warrant or any such document or instrument. In any such action or proceeding, the Company waives personal service of any summons, complaint or other process and agrees that service thereof may be made in accordance with Section 12 of the Underwriting Agreement.

         IN WITNESS WHEREOF, the undersigned has executed this instrument as of the date set forth below.



Dated:  June __, 1996                  BIGMAR, INC.



[Seal]                                 By:______________________________________
                                          Name:
                                          Title:

                               FORM OF ASSIGNMENT



         (To be executed by the registered holder if such holder desires to transfer the attached Warrant.)

         FOR VALUE RECEIVED, _____________________ hereby sells, assigns, and transfers unto ________________________ a warrant (the "Warrant") to purchase __________ shares of common stock, par value $0.001 per share, of Bigmar, Inc. (the "Company"), together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint ________ as attorney to transfer such Warrant on the books of the Company, with full power of substitution.



Dated:___________________

                                       Signature _______________________________




                                     NOTICE


         The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

To:  Bigmar, Inc.
     6660 Doubletree Avenue
     Columbus, Ohio 43229


         The undersigned hereby exercises his or its rights to purchase ____ Warrant Shares covered by the within Warrant and (i) tenders payment herewith in the amount of $_____________ or (ii) surrender the Warrant in the amount of _________, in each case in accordance with the terms thereof, and requests that certificates for such securities be issued in the name of, and delivered to:




                    (Print Name, Address and Social Security
                          or Tax Identification Number)




and, if such number of Warrant Shares shall not be all the Warrant Shares covered by the within Warrant, that a new Warrant for the balance of the Warrant Shares be registered in the name of, and delivered to, the undersigned at the address stated below.


Dated:__________________



                                       _________________________________________
                                                    (Signature)


                                       Name:
                                             ___________________________________
                                                      (Print)


                                       Address:
                                               _________________________________

                                               _________________________________